Exhibit 10.4

SECOND AMENDMENT TO AGREEMENT OF SUBLEASE (NYT)

By and Between

42ND ST. DEVELOPMENT PROJECT, INC.,
as Landlord

and

NYT REAL ESTATE COMPANY LLC,
as Tenant

Premises:

Block:  1012
Lots:  1001,1003, 1007, 1009, 1010-1035 (formerly part of Lot 1)

Address

620-628 8th Avenue
263-267 and 241-261 West 40th Street

242-244 West 41st Street

231-235 West 40th Street

248-256, 260-262 and 268 West 41st Street

634 and 630-632 8th Avenue

Borough of Manhattan
County, City and State of New York

RECORD AND RETURN TO:

DLA Piper Rudnick Gray Cary US LLP

1251 Avenue of the Americas

New York, New York 10020

Attention:  Marc Hurel, Esq.

SECOND AMENDMENT TO AGREEMENT OF SUBLEASE (NYT)

THIS SECOND AMENDMENT TO AGREEMENT OF SUBLEASE (NYT) (this “Amendment”) is made as of the  29th day of January, 2007, by and between 42ND ST. DEVELOPMENT PROJECT, INC. (“42DP”), a subsidiary of New York State Urban Development Corporation (“UDC”) d/b/a Empire State Development Corporation (“ESDC”), a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, 33rd floor, New York, New York 10017, as landlord (in such capacity, “Landlord”), and NYT REAL ESTATE COMPANY LLC, a New York limited liability company, having an office c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036, as tenant (in such capacity, “Tenant”).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, Landlord and The New York Times Building LLC (“NYTB”) entered into that certain Agreement of Lease dated as of December 12, 2001, as amended by letter dated April 8, 2004 (the “Initial Ground Lease”), with respect to certain land and improvements more particularly described in the Initial Ground Lease, a memorandum of which was recorded October 24, 2003 in the Office of the City Register of the City of New York (the “Office of the City Register”) as CRFN 2003000433122;

WHEREAS, NYTB, as landlord, entered into (a) that certain Agreement of Sublease dated as of December 12, 2001 with NYT Real Estate Company LLC, as tenant, a memorandum of which was recorded October 24, 2003 as CRFN 2003000433125 in the Office of the City Register (the “NYTC Sublease”), (b) that certain Agreement of Sublease (Office) dated as of December 12, 2001 with FC Lion LLC (“FC Lion”), as tenant, a memorandum of which was recorded October 24, 2003 as CRFN 2003000433123 in the Office of the City Register, which Agreement of Sublease (Office) was amended by that certain First Amendment to Agreement of Sublease (Office) dated as of August 15, 2006, and recorded November 20, 2006 as CRFN 2006000644733 in the Office of the City Register (as amended, the “FC Office Sublease”), and (c) that certain Agreement of Sublease (Retail) dated as of December 12, 2001 with FC Lion, as tenant, a memorandum of which was recorded October 24, 2003 as CRFN 2003000433124 in the Office of the City Register, which Agreement of Sublease (Retail) was amended by that certain First Amendment to Agreement of Sublease (Retail) dated as of August 15, 2006, and recorded November 20, 2006 as CRFN 2006000644734 in the Office of the City Register (as amended, the “FC Retail Sublease”);

WHEREAS, the NYTC Sublease, the FC Office Sublease, the FC Retail Sublease, any New Office Subleases (as defined in the NYTC Sublease) and any new leases entered into pursuant to Section 31.6 of any of the foregoing are referred to herein, collectively, as the “Severance Subleases”;

WHEREAS, NYTB submitted the Initial Ground Lease to a leasehold condominium structure pursuant to that certain Declaration of Leasehold Condominium dated as of August 4, 2006 (the “Condominium Declaration”), which Condominium Declaration was recorded on August 15, 2006 as CRFN 2006000460293 in the Office of the City Register and amended by that certain First Amendment to Declaration of Leasehold Condominium dated as of the date hereof and to be recorded immediately prior hereto;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of August 15, 2006 between NYTB and Landlord (the “Lease Assignment”), which Lease Assignment was recorded November 20, 2006 as CRFN 2006000644732 in the Office of the City Register, NYTB assigned to Landlord all of NYTB’s right, title and interest in and to the Initial Ground Lease and the Severance Subleases;

WHEREAS, pursuant to the provisions of the Initial Ground Lease and the Lease Assignment, the Lease Assignment did not cause a merger of the interests of landlord and tenant under the Initial Ground Lease, which interests are and shall remain separate and distinct;

WHEREAS, Landlord and Tenant entered into an amendment to the NYTC Sublease pursuant to that certain First Amendment to Agreement of Sublease (NYT) dated as of August 15, 2006, and recorded November 20, 2006 as CRFN 2006000644735 in the Office of the City Register (the “First Amendment”), which First Amendment was entered into in order to reflect certain changes to the premises demised under the Severance Subleases and to certify as to certain other matters, including, without limitation, the legal description of the Demised Premises, which legal description was attached to the First Amendment as “Exhibit A” (the “Original Legal Description”); and

WHEREAS, the Original Legal Description did not accurately reflect the legal description of the Demised Premises and Landlord and Tenant wish to replace “Exhibit A” as attached to the First Amendment as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions.  All capitalized terms used herein without definition shall have the meanings ascribed to them in the NYTC Sublease.

2.     Legal Description.  “Exhibit A” to the First Amendment is hereby deleted and replaced in its entirety by the document attached hereto as Exhibit A.  All references to “Exhibit A” in the First Amendment shall be deemed to refer to the document attached hereto as Exhibit A.

3.     Estoppel.  To Landlord’s knowledge, (a) Tenant has fulfilled all of its obligations under the NYTC Sublease to date, (b) no Default or Event of Default (as each is defined in the NYTC Sublease) by Tenant exists under the NYTC Sublease and (c) Landlord has no claims (including claims of off-set, defense or counterclaims) against Tenant alleging Tenant’s default under the NYTC Sublease.

4.     Recording.  Landlord and Tenant agree that Tenant shall cause this Amendment to be recorded and that Tenant shall pay any transfer or similar taxes that may be payable as a result of this Amendment.

5.     No Other Amendments.  As modified by this Amendment, the NYTC Sublease remains in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:

42ND ST. DEVELOPMENT PROJECT, INC., as Landlord

By:	/s/ Naresh Kapadia
Name: Naresh Kapadia
Title: Assistant Vice President Planning & Design

TENANT:

NYT REAL ESTATE COMPANY LLC, a New York limited liability company

By:	/s/ Kenneth Richieri
Name: Kenneth Richieri
Title: Manager

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 22nd day of January in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Naresh Kapadia, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Suzanna Blaskovic
Notary Public
Commission Expires

Suzanna Blaskovic Notary Public, State of New York No. 01BL5079348 Qualified in Queens County Commission Expires June 2, 2007

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 26th day of January in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Kenneth Richieri, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that  he executed the same in h  capacity, and that by h   signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Deborah Beshaw
Notary Public
Commission Expires

Deborah Beshaw Notary Public, State of New York No. 01BE5076617 Qualified in Kings County Certificate on file in New York County Commission Expires April 21, 2007

EXHIBIT A

Legal Description

The Condominium Units (hereinafter called the “Units”) in the building (hereinafter called the “Building”) known as The New York Times Building Condominium and by the street address 620 Eighth Avenue, Borough of Manhattan, City, County and State of New York, said Units being designated and described as set forth on Schedule 1 herein and in that certain declaration, dated as of August 4, 2006 made by The New York Times Building LLC pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter called the “Condominium Act”) establishing condominium ownership of the Building and the land (hereinafter called the “Land”) upon which the Building is situate (which Land is more particularly described below and by this reference made a part hereof), which declaration was recorded in the New York County Office of the Register of The City of New York (the “City Register’s Office”) on August 15, 2006, as CRFN 2006000460293, (which declaration, and any amendments thereto, are hereinafter collectively called the “Declaration”).  The Units are also designated as Tax Lot Nos. as set forth on Schedule 1 herein, in Block 1012 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Bureau of The City of New York and on the Floor Plans of the Building filed with the Real Property Assessment Bureau of The City of New York on August 14, 2006 as Condominium Plan No. 1595 and also filed in the City Register’s Office of New York County on August 15, 2006 as Condominium CRFN 2006000460294 (as such Floor Plans are amended from time to time).

TOGETHER with an undivided percentage interest as set forth in Schedule 1 herein, respectively, in the Common Elements (as such term is defined in the Declaration) of The New York Times Building Condominium;

The Land area of the Condominium is more particularly described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

Schedule 1

Description of NYTC Units

Unit Designation	Tax Lot	Percentage Interest In Common Elements
0-A	1001	0.6627%
1-A	1003	2.0132%
1-E	1007	0.0691%
2-A	1009	4.7805%
3-A	1010	4.7579%
4-A	1011	4.5636%
5-A	1012	1.6352%
6-A	1013	1.7325%
7-A	1014	1.7325%
8-A	1015	1.7325%
9-A	1016	1.7325%
10-A	1017	1.7325%
11-A	1018	1.7325%
12-A	1019	1.7325%
13-A	1020	1.7325%
14-A	1021	1.7440%
15-A	1022	1.3998%
16-A	1023	1.7484%
17-A	1024	1.7207%
18-A	1025	1.7711%
19-A	1026	1.7711%
20-A	1027	1.7711%
21-A	1028	1.7711%
22-A	1029	1.7711%
23-A	1030	1.7711%
24-A	1031	1.7711%
25-A	1032	1.7711%
26-A	1033	1.7711%
27-A	1034	1.7711%
28-A	1035	0.4446%